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                                                                    EXHIBIT 23.0

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in the current report on Form 8-K, under the Securities and Exchange Act of 1934, of Brooke Corporation, dated October 15, 2002, of our report dated September 19, 2002 (except Note 9, as to which date is October 14, 2002) insofar as such report relates to the financial statements and schedules of CJD & Associates, L.L.C. for the fiscal years ended December 31, 2000 and 2001.

/s/ Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
Topeka, Kansas
October 15, 2002